CONSULTING AGREEMENT

THIS AGREEMENT is effective as of the 4th day of December, 2009 (the “Effective Date”).

  BETWEEN:

URBAN BARNS FOODS INC., a corporation incorporated under the laws of Nevada, having its principal office at 7170 Glover Road, Milner, BC, V0X 1T0.

                                                                                     (the "Company")

  AND:

JACOB BENNE, a businessperson with a residence at 7170 Glover Road, Milner, BC, V0X 1T0.

(the "Consultant")

WHEREAS:

A.	The Company is in the business of growing fruit and vegetables in urban areas through the use of vertical farming technology; and

B.	The Company wishes to engage the services of the Consultant as an independent contractor of the Company.

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	ENGAGEMENT AS A CONSULTANT

1.1
The Company hereby engages the Consultant as an independent contractor of the Company, to undertake duties as requested by the Company or its subsidiaries from time to time, and the Consultant accepts such engagement on the terms and conditions set forth in this Agreement.

2.	TERM OF THIS AGREEMENT

2.1	The term of this Agreement shall begin as of the Effective Date and shall continue untilDecember 31, 2011 or until terminated pursuant to Section 13 or 14 herein (the “Term”).

3.	CONSULTANT SERVICES

3.1	The Services to be provided or coordinated by the Consultant shall include but not be limited to:

(a)	sourcing the initial facilities for the Company’s plant growing equipment:

(b)	coordinating the supply of seedlings required for the cultivation of fruits and vegetables by the Company;

(c)	training, or provide for the training of, the Company’s employees and management in horticulture techniques and plant management associated with vertical farming at the Company’s facilities;

(d)	overseeing product choice and quality control;

(e)	performing research and development on the growing activity; and

(f)	offering consultation and assistance regarding administration and the granting of governmental approvals and licenses.

                                   (collectively the “Services”)

3.2	In providing the Services, the Consultant shall:

●	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

●	not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the business of the Company; and

●	not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.	CONSULTANT COMPENSATION

4.1
No Regular Compensation.  The Consultant shall not receive any regular compensation for provision of the Services.  The Consultant hereby recognizes that the value provided to the Consultant by virtue of the Consultant’s equity holdings of 5,000,000 shares in the Company’s common stock (the “Shares”) is sufficient compensation for the provision of the Services.

4.2
Other Compensation Arrangements.  Notwithstanding Section 4.1 of this Agreement, the Company reserves the right to enter into other compensation arrangements with the Consultant at the sole discretion of the Company’s Board of Directors.  The Consultant may also, from time to time, be issued bonus compensation for the provision of services outside of the scope of this Agreement.

5.	REIMBURSEMENT OF EXPENSES

5.1
The parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Consultant on the Consultant’s own behalf pursuant to this Agreement including but not limited to the costs of rendering the Services.  Notwithstanding the foregoing, the Company shall reimburse the Consultant for any bona fide expenses incurred by the Consultant on behalf of the Company in connection with the provision of the Services provided that the Consultant submits to the Company an itemized written account of such expenses and corresponding receipts of purchase in a form acceptable to the Company within 1 month after the Consultant incurs such expenses.  However,the Company shall have no obligation to reimburse the Consultant for any single expense in excess of $500 or $3,000.00 in the aggregate without the express prior written approval of the Board of Directors.

6.	SERVICES NOT EXCLUSIVE

6.1
The Consultant shall at all times faithfully and in a professional manner perform all of the duties that may be reasonably required by the Company pursuant to the terms of this Agreement. The Company acknowledges that Consultant is engaged in other business activities, and that the Consultant shall be permitted to continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7.	CONFIDENTIALITY

7.1
The Consultant shall not disclose to any third party without the prior consent of the Company any financial or business information concerning the business, affairs, plans, technology or programs of the Company, its Directors, officers, shareholders, employees, or consultants (the "Confidential Information"). The Consultant shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.  As a material inducement to the Company entering into this Agreement, the Consultant shall, at the Company’s request, execute a confidentiality and non-disclosure agreement in a form approved by the Company.

8.	NON-COMPETITION AND NON-SOLICITATION

8.1	As a material inducement to the Company for entering into this Agreement, the Consultant covenants as follows:

(a)
during the Term and for a period of 24 months following the Term, the Consultant shall not, for any reason, directly or indirectly, whether as an individual, partner, joint venturer, executive, employee, consultant, principal, affiliate, agent, shareholder, officer or director of any individual or entity, solicit or accept business with respect to products competitive with those of the Company from any of the Company’s customers situated in the Americas, except for the Consultant’s current involvement with BevoAgro Farms Ltd..

(b)
during the Term and for a period of 24 months following the Term, the Consultant shall not hire or take away or cause to be hired or taken away any consultant or employee who was in the employ of the Company at any time during that period.

(c)
during the Term and for a period of 24 months following the Term, the Consultant shall not, for any reason, directly or indirectly, whether as an individual, partner or joint venturer, employee, consultant, contractor, affiliate, principal, agent, shareholder, officer or director, of any person or entity or in any other manner, carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, or permit the Consultant’s name or likeness to be used or employed by any person or entity concerned with, engaged in or having an interest in, any business which is the same as, or competitive with, the business of the Company, including, without limitation, any business relating to the growing of produce in vertical farming facilities, within the geographical area of North America.  the Consultant shall, however, be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange the business of which public company is in competition with the business of the Company, so long as the Consultant shall not directly or indirectly own more than 10% of the issued share capital of the public company, or participate in its management or operation or act in any advisory capacity to such public company.

9.	GRANTS OF RIGHTS AND INSURANCE

9.1
The Consultant agrees that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions.  All intellectual property rights and any other rights (including, without limitation, all copyright) which the Consultant may have in and to any work, materials, or other results and proceeds of the Services hereunder shall vest irrevocably and exclusively with the Company and are otherwise hereby assigned to the Company as and when created.  The Consultant hereby waives any moral rights of authors or similar rights the Consultant may have in or to the results and proceeds of the Consulting Services hereunder.

9.2
The Company shall have the right to apply for and take out, at the Company's expense, life, health, accident, or other insurance covering the Consultant, in any amount the Company deems necessary to protect the Company's interest hereunder.  The Consultant shall not have any right, title or interest in or to such insurance.

10.	REPRESENTATIONS AND WARRANTIES

10.1	The Consultant represents, warrants and covenants to the Company as follows:

(a)
the Consultant is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Services hereunder or any other rights of the Company hereunder; and

(b)	the Consultant is not under any physical or mental disability that would hinder the performance of her duties under this Agreement.

11.	INDEMNIFICATION

11.1
The Consultant shall indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Consultant of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Consultant.

12.	NO OBLIGATION TO PROCEED.

12.1
Nothing herein contained shall in any way obligate the Company to use the Services hereunder or to exploit the results and proceeds of the Services hereunder; provided that, upon the condition that the Consultant is not in material default of the terms and conditions hereof, nothing contained in this section 12.1 shall relieve the Company of its obligation to deliver to the Consultant the Compensation.  All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, the Company’s right of termination, disability and default).

13.	RIGHT OF TERMINATION.

13.1
The Company and the Consultant shall each have the right to terminate this Agreement at any time in their sole discretion by giving not less than 1 month written notice to the other of same.  The Company’s right of termination pursuant to this section 13.1 shall be in addition to the Company’s rights pursuant to below section 14.

14.	DEFAULT/DISABILITY.

14.1
No act or omission of the Company hereunder shall constitute an event of default or breach of this Agreement unless the Consultant shall first notify the Company in writing setting forth such alleged breach or default and the Company shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said 10 days if the matter cannot be cured in 10 days, and shall diligently continue to complete said cure).  Upon any material breach or default by the Consultant of any of the terms and conditions hereof, or the terms and conditions of any other agreement between the Company and the Consultant for the services of the Consultant, the Company shall immediately have the right to suspend or to terminate this Agreement and any other agreement between the Company and the Consultant for the services of the Consultant.

14.2
Upon any disability or incapacity of the Consultant which prevents the Consultant from fully performing or complying with the terms and conditions hereof, the Company shall immediately have the right to suspend this Agreement.  If such disability or incapacity shall continue for more than 5 consecutive business days, the Company shall immediately have the right, exercisable at any time after such 5 day period, to continue such suspension or terminate this Agreement by so notifying the Consultant in writing.

14.3
During the period of any suspension hereunder or upon any termination hereof, the Consultant shall not be entitled to any further compensation hereunder; provided, that if such suspension or termination is a result of a disability or incapacity (and not a default or breach), the Consultant shall be entitled to a portion of the Compensation equal to the fair market value of the Consulting Services that have been rendered prior to the date of the event giving rise to such suspension and/or termination, the whole subject to the Discretion of the Board of Director’s of the Company. If the Company has the choice to continue a suspension hereunder or to terminate and the Company elects to continue the suspension, then the Company may terminate the Agreement by written notice to the Consultant during the period of any such continued suspension.  Nothing contained hereinabove shall in any manner limit any other remedy which the Company may have against the Consultant (including without limitation, the right to offset the Company's damages caused by the Consultant's default or breach hereof from and against any compensation due to the Consultant hereunder).  the Company's failure to suspend and/or terminate this Agreement during periods when it may do so and/or the Company's payment of the Compensation to the Consultant during any period of suspension, shall not be deemed a waiver of the Company's right to later suspend and/or terminate this Agreement or withhold further compensation due to the Consultant.  A material breach of any other agreement between the parties may, at the Company's election, be deemed a material breach of this Agreement.

15.	COMPANY'S REMEDIES.

15.1
The services to be rendered by the Consultant hereunder and the rights and privileges herein granted to the Company are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by the Consultant of any of the provisions of this Agreement shall cause the Company irreparable injury and damages.  The Consultant expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof the Consultant.  Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which the Company may have in the premises for damages or otherwise.

16.	CONSULTANT’S REMEDIES.

16.1
In the event of any breach by the Company of this Agreement, the Consultant shall be limited to its remedies at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or to in any way enjoin or restrain the operations or activities of the Company.

17.	INDEPENDENT CONTRACTORS.

17.1
Nothing herein shall be construed as creating a partnership, joint venture, or master-servant relationship between the parties for any purpose whatsoever.  Except as may be expressly provided herein, neither party may be held responsible for the acts either of omission or commission of the other party, and neither party is authorized, or has the power, to obligate or bind the other party by contract, agreement, warranty, representation or otherwise in any manner. It is expressly understood that the relationship between the parties is one of independent contractors.

18.	MISCELLANEOUS PROVISIONS

(a)	Time. Time is of the essence of this Agreement.

(b)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

(e)
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(f)
Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(g)
Assignment.  The Company may assign this Agreement, in whole or in part, at any time to any party, as the Company shall determine in its sole discretion; provided that, no such assignment shall relieve the Company of its obligations hereunder unless consented to by the Consultant in writing. The Consultant may not assign this Agreement without the prior written consent of the Company in its sole discretion.

(g)
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth herein, or to such other officer or addresses as either party may designate, upon at least 10 days written notice, to the other party.

(h)
Entire agreement.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(i)	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(j)
Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

(k)	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and permitted assigns.

(l)
Jurisdiction.  The parties hereby attorn to the exclusive jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia in relation to all disputes arising from the Agreement.

(m)	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

URBAN BARNS FOODS INC. Per: /s/ Daniel Meikleham Daniel Meikleham, Chief Financial Officer, Chairman of Board of Directors	CONSULTANT /s/ Jacob Benne Jacob Benne